SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported) November 14, 1997
                                                -------------------

                            U.S. Wireless Data, Inc.
                            ------------------------
             (Exact name of registrant as specified in its charter)


       Colorado                     0-22848                    84-1178691
       --------                     -------                    ----------
   (State or other               (Commission                (I.R.S. Employer
    jurisdiction                 File Number)              Identification No.)
  of incorporation)


           2200 Powell Street, Suite 450, Emeryville, California      94608
           -----------------------------------------------------      -----
               (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (510) 596-2025
                                                           --------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

Closing of Private Offering of 8% Adjustable Rate
Convertible Subordinated Debentures Due December 31, 1999
---------------------------------------------------------

         On December 10, 1997, U.S. Wireless Data, Inc. (the "Company") closed a private offering of $3,060,000 principal amount of 8% Adjustable Rate Convertible Subordinated Debentures due December 31, 1999 (the "Debentures"). The net proceeds to the Company from the offering will be $2,769,300, after paying finder's commissions of $290,700, but before paying additional expenses of the offering, which are estimated at $50,000. The Company will use the proceeds from the offering primarily as working capital to fund the national launch of its proprietary wireless transactions processing solutions and to repay existing obligations.

         The following is a summary of the terms and conditions of certain agreements entered into or to be entered into between the Company and the purchasers of the Debentures. The descriptions of the terms of the agreements are qualified in their entirety by reference to copies of the operative documents, including the Debenture Agreement (and form of Debenture Certificate included therein), proposed form of Articles of Amendment to the Company's Articles of Incorporation (including Designation of Series A Cumulative Convertible Redeemable Preferred Stock), the Registration Rights Agreement and the form of Subscription Agreement, which are filed as Exhibits to this Report.

         The Debentures will automatically convert into shares of no par value Series A Cumulative Convertible Redeemable Preferred Stock, with a stated value of $1.00 per share (the "Preferred Stock") at any time prior to maturity, unless previously redeemed or converted into shares of the Company's no par value common stock (the "Common Stock"), upon effectiveness of an amendment to the Company's Articles of Incorporation authorizing the Company to issue the Preferred Stock. The conversion rate will be equal to one share of Preferred Stock for each dollar of principal face amount of the Debentures being converted. Any accrued but unpaid interest owing on the Debentures to the date of conversion will be paid either in cash or in Common Stock of the Company. No fractional shares of Preferred Stock will be issued upon conversion.

         The Debentures or the shares of Preferred Stock into which they have been converted will be further convertible at the option of the holder into shares of Common Stock effective upon (a) an amendment to the Company's Articles of Incorporation increasing the number of shares of authorized Common Stock and
(b) the earlier of (i) a declaration of effectiveness by the Securities and Exchange Commission (the "SEC") of a registration statement covering the shares of Common Stock into which the Debentures or Preferred Stock are convertible (the "Common Stock Registration Statement") or (ii) 150 days from December 10, 1997. The rate at which the Debentures or Preferred Stock are convertible (either per dollar of Debenture or per share of Preferred Stock, into Common Stock (the "Conversion Price") is equal to the lesser of (i) $6.00 per share of Common Stock or (ii) 80% of the average of the closing bid price of the Common Stock over the five trading days prior to conversion. The Conversion Price is no less than $4.00 per share of Common Stock for 270 days from December 10, 1997 (the "Minimum Conversion Price"). After that 270 day period, the Minimum Conversion Price no longer applicable. No fractional shares of Common Stock will be issued upon conversion of Debentures or shares of Preferred Stock; rather, the Company will either pay cash for such fractional share or apply a rounding formula to issue only full shares of Common Stock.

         The Debentures (or the Preferred Stock into which the Debentures have become converted) automatically convert to Common Stock (if a sufficient number of shares are available) if the Company closes a $5,000,000 public offering at a minimum share price of $10.00. The shares of Common Stock into which the Debentures and/or the Preferred Stock are convertible and which are issuable as interest on the Debentures and dividends on the Preferred Stock are hereafter referred to as the "D/PS Common Stock."

         Interest on the Debentures (or cumulative dividends on the Preferred Stock which become payable once the Debentures have become converted to Preferred Stock) are payable in arrears to holders of record as of March 31, June 30, September 30 and December 31 of each year, beginning December 31, 1997, at an initial rate of 8% per annum, subject to reduction to 4% per annum upon effectiveness of a registration statement under the Securities Act of 1933, as amended (the "1933 Act") covering the Common Stock issuable upon conversion of the Debentures (or the Preferred Stock into which the Debentures have become converted) (the "Common Stock Registration Statement"). Unless converted or redeemed, the Debentures will be due and payable in full on December 31, 1999. Interest on the Debentures (or dividends on the Preferred Stock if the Debentures have become converted to Preferred Stock) is payable in Common Stock, if possible.

         The Company does not presently have an adequate number of shares of Common Stock authorized to allow payment of interest on the Debentures (or dividends on the Preferred Stock) to be paid in shares of Common Stock or to allow for conversion of the Debentures or Preferred Stock into shares of Common Stock, nor does the Company have shares of Preferred Stock presently authorized. The Company has taken steps to hold an Annual Meeting of Shareholders and intends to promptly file a proxy statement with the SEC to solicit proxies for that meeting at which proposals will be submitted to shareholders to amend the Company's Articles of Incorporation to authorize a total of 15,000,000 shares of no par value "blank check" preferred stock (4,000,000 of which would then be designated by the Board of Directors as the Series A Preferred Stock into which the Debentures would then automatically become converted) and to increase the number of shares of Common Stock from its present number of 12,000,000 shares to 40,000,000 shares. The Company hopes to hold its Annual meeting by no later than January 30, 1998, based on a December 15, 1997 record date. If approval for the increases in authorized capital is not obtained, interest or dividends will be payable in cash and the Debentures will remain as unsecured, subordinated interest-bearing obligations of the Company, payable in cash.

         The number of shares of Common Stock issuable at each interest or dividend payment date will be determined by applying the applicable interest rate to determine the dollar amount of the payment due, then converting that amount to the appropriate number of shares based on the average closing bid price of the Common Stock over the last five trading days of the quarter, as quoted on the OTC Electronic Bulletin Board or the price as quoted on The Nasdaq Stock Market or another exchange, if and when the stock is listed on any such exchange. No fractional shares of Common Stock will be issued as interest or dividends; rather, a Holder entitled to a fractional share will receive at the Company's option, either a cash payment for such fractional share or the next higher or lower number of whole shares, as calculated using a rounding formula.

         The Company also entered into an agreement with the purchasers of the Debentures to file a registration statement with the SEC covering the D/PS Common Stock within 90 days of December 10, 1997. The Company will use its best efforts to obtain effectiveness of the registration statement. However, if the Company is unable to do so within 150 days of December 10, 1997, the Conversion Price (or Minimum Conversion Price, if then in effect) for the Debentures and/or Preferred Stock will be discounted by 2% off the then-existing conversion price for each thirty day period (or fraction of any thirty day period) during which the registration statement is not effective after such 150th day and such discount will apply thereafter to determine the Conversion Price or Minimum Conversion Price applicable to the Debentures and/or Preferred Stock. The Company is to use its best efforts to maintain effectiveness of the registration statement for 16 months from June 30, 1998. The Company will be required to include up to approximately 6,385,000 additional shares in the registration statement which are the subject of "piggyback" registration rights granted to other holders of the Company's securities. A total of 5,100,000 of those shares are registrable for the benefit of Liviakis Financial Communications, Inc. ("LFC") and two affiliates of LFC, Messrs. John M. Liviakis and Robert B. Prag. LFC and Messrs. Liviakis and Prag have agreed that they will not sell any shares under the registration (even if they elect to have their shares included in the registration) until at least July 31, 1998. A copy of the Lock-up Agreement dated November 25, 1997 that was entered into between the Company and LFC and Messrs. Liviakis and Prag is filed as an Exhibit to this Report.

         The Company may redeem the Debentures and/or the Preferred Stock at any time during the first 270 days following the initial closing date of this offering (and for 60 days thereafter under certain circumstances) if the closing bid price (or last sale price, if available) of the Common Stock for at least 20 trading days in any consecutive 30 trading day period is less than the Minimum Conversion Price. The Company must pay 118% of the holder's initial cash investment to redeem either Debentures or Preferred Stock, plus pay accrued but unpaid dividends to the date of redemption. The Company may also redeem any Preferred Stock outstanding three years from December 10, 1997, at stated value plus accrued and unpaid dividends.

         The Company has agreed with the purchasers of the Debentures that it will not offer any equity securities in private offerings pursuant to SEC Regulations D or S or otherwise, for 150 days from December 10, 1997. After such period, and continuing until the shares underlying the Debentures and/or Preferred Stock have been registered for public sale, the Company has granted a first right of refusal to the purchasers of the Debentures to purchase any equity securities offered privately by the Company pursuant to SEC Regulations D or S or otherwise.

         The offering was made pursuant to Rule 506 of Regulation D and Section 4(2) of the 1933 Act. The Debentures, the Preferred Stock and the D/PS Common Stock (hereafter collectively referred to as the "Securities") are, or will be, when issued, "restricted securities" as defined under Rule 144 of the 1933 Act. Holders will not be able to resell the Securities absent an effective registration statement covering the Securities or an exemption from such registration requirements, the availability of which must be demonstrated to the satisfaction of the Company. There is currently no public market for the Debentures or the Preferred Stock and there is no intention that any public trading market develop for the Debentures or Preferred Stock.

         JW Charles Securities, Inc. of Boca Raton, Florida, acted as finder for the Company in connection with the offering. JW Charles received a finder's fee of 7% of the gross offering proceeds and a Stock Purchase Warrant to purchase 50,000 shares of the Company's Common Stock at $6.525 per share, exercisable until December 10, 2000. The shares underlying the Warrant have both demand and "piggyback" registration rights. The Company is also obligated to pay a finder's fee of 2.5% of the gross offering proceeds, or $76,500, to Liviakis Financial Communications, Inc. for its assistance in locating JW Charles Securities. In addition to the finder's fee, the Company will repay bridge loans from LFC in the amount of $475,000 using proceeds from this offering.

         In order to facilitate the offering, additional agreements were entered into with the Company and certain persons, as follows. As of November 11, 1997, all officers, directors and greater than 5% shareholders of the Company signed voting agreements by which they agreed to vote all shares owned by them as of the record date of the Company's Annual meeting in favor of the increase in Common Stock from 12,000,000 to 40,000,000 shares and the authorization of 15,000,000 shares of preferred stock, up to 4,000,000 of which are to be designated as Series A Preferred Stock. A copy of the Shareholder Voting Agreement is filed as an Exhibit to this Report. In addition, Messrs. Liviakis and Prag agreed as of October 20, 1997, to refrain from exercising the 1,600,000 warrants they own until the later of January 15, 1998 or the time immediately following the next Annual Meeting of Shareholders of the Company. The Company agreed that it would submit the increase in authorized Common Stock to its shareholders at that meeting. A copy of the Letter Agreement between the Company and Messrs. Liviakis and Prag dated October 20, 1997 is filed as an Exhibit to this Report.

Demands by Certain Noteholders

         During April - June, 1997, the Company issued a total of $185,000 of Demand Notes payable in full on or before April 11, 1998 (the "Notes"). The principal and accrued interest on the Notes became convertible into shares of the Company's Common Stock as of November 1, 1997 at prices of $.35 per share (as to $75,000 of the Notes) and $.50 per share (as to $110,000 of the Notes). Commencing on November 3, 1997, the Company began receiving conversion demands from the Noteholders and as of November 14, 1997, holders of $135,000 of the Notes had demanded conversion of their Notes into Common Stock and are insisting that the Company issue "free-trading" shares to them. The Noteholders claim that their right to free-trading stock arises out of certain oral representations made at the time of issuance of the Notes, the fact that no "restricted securities" legends were imprinted on the documents comprising the Notes and no other written advice as to the "restricted" nature of the shares underlying the Notes was given to them at the time. The Company believes the Noteholders' claims are without merit for at least the following reasons: (1) no registration rights were granted to the Noteholders regarding the shares underlying the Notes and
(2) the Company cannot issue free-trading stock without going through SEC registration and never actually authorized (nor would have authorized) any person to make oral representations granting registration rights to the Noteholders. No assurance can be given that the matter can be resolved without litigation. The shares into which the Notes are convertible would become saleable under SEC Rule 144 in the Spring of 1998, one year from the dates on which the Notes were issued.

Item 7.  Financial Statement and Exhibits.

The following Exhibits are filed as part of this report:

Exhibit
Number   Description of Exhibit

10.1              Debenture Agreement for 8% Adjustable Rate Convertible Subordinated Debentures Due
                  December 31, 1999
10.2              Proposed Form of Articles of Amendment to the Company's Articles of Incorporation
                  (including Designation of Series A Cumulative Convertible Redeemable Preferred Stock)
10.3              Form of Registration Rights Agreement
10.4              Form of Subscription Agreement
10.5              Form of Common Stock Purchase Warrant issued to JW Charles Securities, Inc.
10.6              Letter Agreement between the Company and Messrs. Liviakis and Prag Re:  Exercise Terms
                  of Warrants - October 20, 1997
10.7              Shareholder Voting Agreement - November 11, 1997
10.8              Lock-Up Agreement - Liviakis and Prag - November 25, 1997

Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      U.S. Wireless Data, Inc.
                                                      ------------------------
                                                           (Registrant)


         December 15, 1997                           By  /s/ Evon A. Kelly
                                                       -----------------------
         (Date)                                           (Signature)
                                                          Evon A. Kelly,
                                                          Chief Executive Office